                                                                    Exhibit 4.15

                          REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is dated December 21, 1998 and is entered into by and among DST Systems, Inc., a Delaware corporation ("DST"), USCS International, Inc., a Delaware corporation ("USCS"), and each of the stockholders of USCS listed on Exhibit A hereto (the "Affiliate Stockholders," and each an "Affiliate Stockholder").

                                    RECITALS

     A. DST, DST Acquisitions, Inc., a Delaware corporation and wholly owned subsidiary of DST ("Acquisition Sub"), and USCS have entered into that certain Agreement and Plan of Merger, dated September 2, 1998 (the "Merger Agreement"), pursuant to which Acquisition Sub will merge with and into USCS (the "Merger").

     B. At the effective time of the Merger, the outstanding shares of capital stock of USCS will be converted into shares of common stock of DST ("DST Common Stock").

     C. The Affiliate Stockholders may be deemed affiliates of USCS within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), although nothing contained herein shall be construed as an admission of such status.

     D. Each Affiliate Stockholder, if such stockholder were considered an affiliate under Rule 145, would be subject to certain resale restrictions under Rule 145(d), and, if applicable, Rule 144 ("Rule 144") promulgated under the Securities Act, with respect to shares of DST Common Stock received by the Affiliate Stockholder in the Merger.

     E. As a material inducement for USCS to enter into the Merger Agreement and consummate the Merger, DST is willing to grant each Affiliate Stockholder the registration rights set forth in this Agreement

     F. USCS' obligation to consummate the Merger and the transactions contemplated by the Merger Agreement is subject to the condition, among others, that DST shall have executed and delivered this Agreement.

     NOW, THEREFORE, in connection with the Merger Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

     1.1 DEFINITIONS. The following defined terms, when used in this Agreement, shall have the respective meanings set forth below (such definitions to be equally applicable to both singular and plural forms of the terms defined):

          "AFFILIATE" shall mean any person directly or indirectly controlling, controlled by or under common control with such other Person.

          "BUSINESS DAY" means a day other than Saturday, Sunday or any day on which banks located in Kansas City, Missouri are authorized or obligated to close.

          "COMMISSION"  means the Securities and Exchange Commission.

          "DST COMMON STOCK" has the meaning ascribed to it in the recitals hereto.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission issued thereunder.

          "FORM S-3" means the registration statement form designated "Form S-3" under the rules and regulations promulgated by the Commission under the Securities Act (or any successor form to Form S-3 regardless of its designation).

          "FORM S-3 REGISTRATION" has the meaning ascribed to it in Section 2.1(a).

          "KCSI" means Kansas City Southern Industries, Inc.

          "MERGER" has the meaning ascribed to it in the recitals to this Agreement.

          "PERSON" means any human being or any partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, governmental entity or other entity.

          "RISK SHARING PERIOD" means the period of time during which each Affiliate Stockholder has agreed not to sell, transfer or otherwise dispose of, or reduce any risk relative to, the shares of DST Common Stock received by the Affiliate Stockholder in the Merger, pursuant to the terms and conditions of the USCS Affiliate Agreement attached as an exhibit to the Merger Agreement and executed and delivered by each Affiliate Stockholder prior to the effective time of the Merger. The Risk Sharing Period will terminate on the date results covering at least 30 days of operations of DST (including the combined operations of USCS) have been published by DST in the form of a quarterly earnings report, or an annual report on Form 10-K, if such 30-day period includes the end of DST's fiscal year, an effective registration statement filed with the Commission, a report to the Commission on Form 10-K, 10-Q, or 8-K, or any other public filing or announcement which includes such results of operations.

          "REGISTRATION EXPENSES" means all out-of-pocket expenses incident to DST's performance of or compliance with this Agreement, including without limitation the expenses and fees for listing securities on one or more securities exchanges, all registration and filing fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel and all independent certified public accountants and other persons retained by DST in connection with registration of the Registrable Securities.

          "REGISTRABLE SECURITIES" means, at any time, a block of shares of DST Common Stock issued to an Affiliate Stockholder pursuant to the Merger (or other shares of DST Common Stock issued in respect thereof by way of stock split, dividend or otherwise), which such Affiliate Stockholder cannot sell or transfer in a single transaction without registration under the Securities Act as a result of the resale restrictions contained in Rule 145 and/or the volume restrictions in Rule 144(e), as such rules are applicable to the Affiliate Stockholder at the time the request for a Form S-3 Registration has been delivered to DST in accordance with Section 2.1(a).

          "RULE 144" has the meaning ascribed to it in the recitals to this Agreement.

          "RULE 145" has the meaning ascribed to it in the recitals to this Agreement.

          "SECURITIES ACT" has the meaning ascribed to it in the recitals of this Agreement.

                                    ARTICLE 2

                             FORM S-3 REGISTRATIONS

     2.1  DEMAND REGISTRATION.

          (a) Subject to the terms of this Agreement, in the event that DST shall receive written notice from any Affiliate Stockholder at any time following the Risk Sharing Period, requesting that DST effect a Registration on Form S-3 (a "Form S-3 Registration") with respect to Registrable Securities then held by such Affiliate Stockholder, which notice shall specify the intended method of disposition thereof, DST shall (i) promptly give written notice of the proposed registration to all other Affiliate Stockholders, and (ii) use reasonable efforts to effect a Form S-3 Registration of the Registrable Securities specified in such request, together with any other Registrable Securities held by Affiliate Stockholders joining in such request as are specified in a written request delivered to DST within five (5) Business Days after receipt by such Affiliate Stockholders of written notice from DST of the proposed Form S-3 Registration, to the extent necessary to permit the disposition (in accordance with the intended method thereof); provided, however, that DST shall not be required to effect such a Form S-3 Registration more than twice, nor more than once in any twelve (12) month period under this Section 2.1(a), and, provided further, that:

          (x) DST shall not be obligated to file a registration statement relating to a Form S-3 Registration request under this Article 2: (A) within a period of six months after the effective date of any other registration statement filed pursuant to this Section 2.1(a), or in connection with an acquisition by DST of another company (or the financing thereof) and (B) unless the aggregate fair market value of the Registrable Securities which DST has been so requested to register by the Affiliate Stockholders constitutes, as of the date of DST's receipt of the last of such timely requests, at least $15 million (based on the closing price of the DST Common Stock on such date);

          (y) with respect to any registration statement filed, or to be filed, pursuant to this Section 2.1(a), if DST shall furnish to the Affiliate Stockholders a certified resolution of the Board of Directors of DST (the "Board") stating that in the Board's good faith judgment it would (because of the existence of, or in anticipation of, any acquisition or financing activity, or the unavailability for reasons beyond DST's control of any required financial statements, or any other event or condition of similar significance to DST) be significantly disadvantageous (a "Disadvantageous Condition") to DST or its shareholders for such a registration statement to be maintained effective, or to be filed and become effective, and setting forth the general reasons for such judgment, DST shall be entitled to cause the Affiliate Stockholders to discontinue the use of such registration statement or, in the event no registration statement has yet been filed, shall be entitled not to file any such registration statement, until such Disadvantageous Condition no longer exists (notice of which DST shall promptly deliver to the Affiliate Stockholders) and upon receipt of any such notice of a Disadvantageous Condition each Affiliate Stockholder will forthwith discontinue use of the prospectus contained in such registration statement and, if so directed by DST, will deliver to DST all copies, other than permanent file copies then in such Affiliate Stockholder's possession, of the prospectus then covering such Registrable Securities current at the time of receipt of such notice, and, in the event no registration statement has yet been filed, all drafts of the prospectus covering such Registrable Securities; provided, however, that the duration of any single Disadvantageous Condition shall not exceed 90 days and DST may not utilize the right set forth in this Section 2.1(a)(y) more than once in any twelve-month period; and

          (z) Notwithstanding anything contained herein to the contrary, upon receipt of written notice from DST of a proposed registration as set forth in this Section 2.1(a), any Affiliate Stockholder (other than the Affiliate Stockholder initially making the registration request without revoking it) that does not request (or that subsequently revokes its request) that Registrable Securities held by such Affiliate Stockholder be included in such proposed registration shall have no right to make a registration request under Section 2.1(a) during the twelve-month period following the effectiveness of such proposed registration.

          (b) A registration requested by the Affiliate Stockholders pursuant to
Section 2.1(a) shall not be deemed to have been effected (and, therefore, not requested for purposes of Section 2.1(a)), (i) unless the registration statement filed in connection therewith has been declared effective by the Commission, or
(ii) if after it has been declared effective by the Commission such registration is interfered with by any stop order, injunction or other order or requirement of the Commission or other governmental agency or court solely due to the actions or omissions to act of DST and, as a result thereof, less than ninety percent (90%) of the Registrable Securities requested to be registered can be completely distributed in accordance with the plan of distribution set forth in the related registration statement. Any registration may, at any time prior to its effectiveness, be withdrawn by the holders of 51% or more of the Registrable Securities for which registration was requested and, provided that the Affiliate Stockholders pay the Registration Expenses in accordance with Section 2.1(h) hereof, shall not count as a demand registration under Section 2.1(a) hereof.

          (c) If an Affiliate Stockholder intends to distribute the Registrable Securities covered by his request by means of an underwriting, he shall so advise DST as part of his request made pursuant to Section 2.1(a) and DST shall include such information in the written notice referred to in Section 2.1(a). In such event, the right of any Affiliate Stockholder to include its Registrable Securities in such registration shall be conditioned upon such Affiliate Stockholder's participation in such underwriting and the inclusion of such Affiliate Stockholder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Affiliate Stockholders and by the underwriter to the extent provided herein).

          (d) All Affiliate Stockholders proposing to distribute their securities through such underwriting (together with DST as provided in Section 4.1(h)), shall enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for such underwriting by a majority in interest of the Affiliate Stockholders participating in the offering and reasonably acceptable to DST. Notwithstanding any other provisions of this Article 2, if the underwriter advises the Affiliate Stockholders that marketing factors require a limitation of the number of shares to be underwritten, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated among all participating Affiliate Stockholders pro rata based on the number of shares requested to be included in the registration by all participating Affiliate Stockholders. No Registrable Securities excluded from the underwriting by reason of the underwriters' marketing limitation shall be included in such registration. If any Affiliate Stockholder disapproves of the terms of the underwriting, such Person may elect to withdraw therefrom by written notice to DST, the underwriter and, unless otherwise provided, the participating Affiliate Stockholders. The securities so withdrawn shall also be withdrawn from such registration.

          (e) DST shall have the right to cause the registration of additional securities for the account of any Person (including DST) in any registration of

Registrable Securities under this Article 2; provided, however, that if the underwriter advises the Affiliate Stockholders participating in such registration that marketing or other factors require a limitation of the number of shares to be underwritten, the Registrable Securities to be included in such registration on behalf of the Affiliate Stockholders shall have priority, without proration as between the Affiliate Stockholders and any other Person (including DST), and any such additional securities to be registered shall be limited to that amount which the underwriter advises would not have an adverse effect on the underwritten offering.

          (f) It shall be a condition precedent to the obligations of DST under this Agreement that each Affiliate Stockholder that participates in any Form S-3 registration under Section 2.1(a) furnish to DST such information regarding such Affiliate Stockholder as DST may reasonably request.

          (g) Any Affiliate Stockholder which requests or elects to participate in a Form S-3 Registration may, at any time prior to the effective date of the registration statement relating to such Form S-3 Registration, revoke such request by providing written notice to DST; provided, however, that any Affiliate Stockholder making such revocation shall be subject to the prohibitions set forth in Section 2.1(a)(z) above.

          (h) The Affiliate Stockholders shall pay all Registration Expenses, on a pro rata basis, based on the number of shares of Registrable Securities requested to be included in the registration by all participating Affiliate Stockholders, provided that the Affiliate Stockholders shall not be obligated to pay the incremental expenses (i.e., those expenses over and above the expenses that would have been incurred without inclusion of additional securities pursuant to Section 2.1(e)) of inclusion by DST of additional securities pursuant to Section 2.1(e) of this Agreement in a registration pursuant to this
Article 2.
                                    ARTICLE 3

                             PIGGY-BACK REGISTRATION

     3.1 PIGGY-BACK REGISTRATION RIGHTS. If, at any time during the term of this Agreement DST proposes to register (including for this purpose a registration effected by DST for stockholders other than the Affiliate Stockholders) any of its common equity securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration form relating to: (a) a registration of a stock option, stock purchase or compensation or incentive plan or of stock issued or issuable pursuant to any such plan, or a dividend investment plan; (b) a registration of securities proposed to be issued in exchange for securities or assets of or in connection with a merger or consolidation with, another corporation; or (c) a registration of securities proposed to be issued in exchange for other securities of DST), DST shall each such time, promptly give each Affiliate Stockholder written notice of such registration together with a list of the jurisdictions in which DST intends to attempt to qualify such securities under applicable state securities laws. Upon the written request of any Affiliate Stockholder given within ten (10) days after written notice from DST

(which request shall specify the number of Registrable Securities intended to be disposed of and the intended method of disposition thereof), DST shall effect, in the manner set forth in Article 5, in connection with such registration, the registration under the Securities Act of all of the Registrable Securities which DST has been so requested to register, to the extent required to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities so requested to be registered, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of such registration, DST shall determine for any reason not to register or delay registration of such securities, DST may, at its election, given written notice of such determination to the Affiliate Stockholders and, thereupon, (A) in the case of a determination not to register, DST shall be relieved of its obligation to register any Registrable Securities in connection with such registration and (B) in the case of a determination to delay such registration, DST shall be permitted to delay registration of any Registrable Securities requested to be included in such registration for the same period as the delay in registering such other securities.

     3.2 UNDERWRITING REQUIREMENTS. The rights of any Affiliate Stockholder to "piggy-back" in an underwritten public offering of DST's securities shall be conditioned upon such Affiliate Stockholder's participation in such underwriting and the inclusion of such Affiliate Stockholder's Registrable Securities in the underwriting to the extent provided herein. All Affiliate Stockholders proposing to distribute their Registrable Securities through such underwriting shall (together with DST and any other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for underwriting by DST. Notwithstanding any other provision of Article 3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, shares to be included in any such registration shall be based on the following priorities:

          (i) In the case of an underwritten public offering for the account of DST, the number of shares to be included shall be allocated, first, to DST; second, to KCSI; third to the Affiliate Stockholders on a pro rata basis based on the number of shares requested by the Affiliate Stockholders to be included therein; and fourth to any other stockholder of DST on a pro rata basis based on the number of shares requested to be included therein;

          (ii) In the case of an underwritten public offering for the account of KCSI, the number of shares to be included shall be allocated, first, to KCSI; second, to the Affiliate Stockholders; and third, to any other stockholders of DST on a pro rata basis based on the number of shares requested to be included therein by such stockholders; and

          (iii) In the case of an underwritten public offering for the account of any other stockholder of DST, the number of shares to be included shall be allocated pro rata among the stockholders of DST, including KCSI and the Affiliate Stockholders, based on the number of shares requested to be included therein.


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

            If any Affiliate Stockholder disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to DST and the underwriters. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

     3.3 EXPENSES. With respect to an offering in which Registrable
Securities are requested to be included pursuant to Article 3 hereof, the participating Affiliate Stockholders shall pay the incremental Registration Expenses (i.e., those expenses over and above the expenses that would have been incurred without inclusion of the Registrable Securities of the Affiliate Stockholders) of including the Registrable Securities of the Affiliate Stockholders in such offering, on a pro rata basis, based on the number of shares of Registrable Securities requested to be included in the registration by all participating Affiliate Stockholders.


                                    ARTICLE 4

                             REGISTRATION PROCEDURES

     4.1 REGISTRATION PROCEDURES. Whenever the Affiliate Stockholders have requested that any Registrable Securities be registered in accordance with the terms of this Agreement, DST shall use reasonable efforts to effect the registration of such Registrable Securities in accordance with the intended method of disposition thereof and pursuant thereto DST shall as expeditiously as possible:

          (a) promptly prepare and file with the Commission a registration statement (on Form S-3 with respect to registrations pursuant to Section 2.1(a)) with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to become effective, PROVIDED that as promptly as practicable before filing a registration statement or prospectus or any amendments or supplements thereto, DST shall (i) furnish copies of all such documents proposed to be filed to one counsel selected by the Affiliate Stockholders, and in each case DST shall not file such documents to which any such counsel shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act, (ii) notify each Affiliate Stockholder holding Registrable Securities covered by such registration statement of (x) any request by the Commission to amend such registration statement or amend or supplement any prospectus or (y) any stop order issued or threatened by the Commission, and (iii) take all reasonable actions required to prevent the entry of such stop order or to remove it if entered;

          (b) (i) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective at all times during the period commencing on the effective date of such registration statement and ending twelve months thereafter or, if earlier, on the first date as of which all Registrable Securities covered by such registration statement are sold in accordance with the intended plan of distribution set forth in such registration statement and (ii) comply with the provisions of the Securities Act with respect to the disposition of all securities



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

covered by such registration statement during such period in accordance with the intended methods of disposition set forth in such registration statement;

          (c) furnish without additional charge, to each underwriter and each Affiliate Stockholder selling Registrable Securities covered by such registration statement, such number of conformed copies of such registration statement, each amendment and supplement thereto, of the prospectus included in such registration (including each preliminary prospectus and, in each case, including all exhibits thereto and documents incorporated by reference therein) and such other documents as such underwriter or Affiliate Stockholder may reasonably request in order to facilitate the disposition of the Registrable Securities as part of the underwriting or being sold by such Affiliate Stockholder;

          (d) use its best efforts to register or qualify the Registrable Securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as any Affiliate Stockholder shall reasonably request, to keep such registration or qualification in effect for so long as such registration statement remains in effect and to do any and all other acts and things which may be reasonably necessary or advisable (in light of the intended plan of distribution) to enable such Affiliate Stockholder to consummate the disposition in such jurisdictions of any such Registrable Securities owned by such Affiliate Stockholder; PROVIDED, HOWEVER, that DST shall not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this clause (d), (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

          (e) notify each seller of Registrable Securities covered by such registration statement, at a time when a prospectus relating to such Registrable Securities is required to be delivered under the Securities Act, of the occurrence of any event known to DST as a result of which the prospectus included in such registration statement, as then in effect, contains an untrue statement of a material fact or omits to state any fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made; and, at the request of any Affiliate Stockholder selling Registrable Securities covered by such registration statement, DST shall prepare and furnish such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not (with respect to information not furnished by or on behalf of the Affiliate Stockholders) include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

          (f) subject to other provisions hereof, use all reasonable efforts to cause the Registrable Securities covered by such registration statement to be registered with or approved by such governmental agencies or authorities or self-regulatory organizations as may be necessary to enable the Affiliate Stockholders to consummate the intended disposition of such Registrable Securities under the registration statement;

          (g) promptly notify the Affiliate Stockholder selling Registrable Securities covered by such registration statement of the issuance of any stop order by the Commission or the issuance by any state securities commission or other regulatory authority of any order suspending the qualification or exemption from qualification of any of the Registrable Securities under state securities or "blue sky" laws, and use all reasonable efforts to obtain the lifting at the earliest possible time of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus included therein;

          (h) in the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement with terms and provisions, including indemnity provisions and requirements to provide a "cold comfort" letter from DST's accountants, reasonably satisfactory to the managing underwriter of such offering. Each Affiliate Stockholder participating in such underwriting shall also enter into and perform its obligations under such an agreement; and

          (i) during the period when the prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission pursuant to Sections 12(a), 13(c), 14 or 15(d) of the Exchange Act.

                                    ARTICLE 5

                                 INDEMNIFICATION

     5.1  INDEMNIFICATION

          (a) In the case of each offering of Registrable Securities made pursuant to this Agreement, DST agrees to indemnify and hold harmless the Affiliate Stockholders, and their officers and directors, each underwriter of Registrable Securities so offered and each Person, if any, who controls any of the foregoing persons within the meaning of the Securities Act (each an "Affiliate Indemnified Party" and, collectively, the "Affiliate Indemnified Parties"), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any reasonable legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or in any document incorporated by reference therein, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that DST shall not be liable to any Affiliate Indemnified



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

Party in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement, or any omission or alleged omission, if such statement or omission shall have been made in reliance upon and in conformity with information relating to an Affiliate Stockholder furnished to DST in writing by or on behalf of an Affiliate Stockholder specifically for use in the preparation of the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of an Affiliate Stockholder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability which DST may otherwise have to the Affiliate Indemnified Parties; provided, further, that this indemnity does not apply to any loss, liability, claim, damage or expense arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent or given to such Person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus.

     (b) In the case of each offering made pursuant to this Agreement, the Affiliate Stockholders, by exercising their registration rights hereunder, agree to indemnify and hold harmless DST, its officers and directors, each underwriter of Registrable Securities, and each Person, if any, who controls any of the foregoing within the meaning of the Securities Act (each a "DST Indemnified Party" and, collectively, the "DST Indemnified Parties"), from and against any and all claims, liabilities, losses, damages, expenses and judgments, joint or several, to which they or any of them may become subject, under the Securities Act or otherwise, including any amount paid in settlement of any litigation commenced or threatened, and shall promptly reimburse them, as and when incurred, for any legal or other expenses incurred by them in connection with investigating any claims and defending any actions, insofar as any such losses, claims, damages, liabilities or actions shall arise out of, or shall be based upon, any untrue statement or alleged untrue statement of a material fact contained in the registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement of a material fact is contained in, or such material fact is omitted from, information relating to an Affiliate Stockholder furnished in writing to DST by or on behalf of an Affiliate Stockholder specifically for use in the preparation of such registration statement (or in any preliminary or final prospectus included therein) or any amendment thereof or supplement thereto. The foregoing indemnity is in addition to any liability which the Affiliate Stockholders may otherwise have to DST Indemnified Parties; provided, however, that, as to any underwriter or any Person controlling any underwriter, this indemnity does not apply to any loss, liability, claim, damage or expense arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission in any preliminary prospectus if a copy of a prospectus was not sent or given by or on behalf of any underwriter to such Person asserting such loss, claim, damage, liability or action at or prior to the written confirmation of the sale of the Registrable Securities as required by the Securities Act and such untrue statement or omission had been corrected in such prospectus.

     5.2 INDEMNIFICATION PROCEDURE. Within 10 days after receipt by an indemnifiedparty hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in Section 5.1, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; PROVIDED, HOWEVER, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under Section 5.1 except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In any case any such action or proceeding is brought against any indemnified party, the indemnifying party will be entitled to participate in and to assume the defense thereof, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal fees and expenses subsequently incurred by the latter in connection with the defense thereof, unless in such indemnified party's reasonable judgment an actual or potential conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, in which case the indemnifying party shall not be liable for the fees and expenses of (i) in the case of a claim referred to in Section 5.1(a), more than one counsel (in addition to any local counsel) for all indemnified parties selected by the Affiliate Stockholders holding a majority (by number of shares) of the Registrable Securities held by such indemnified parties, or (ii) in the case of a claim referred to in Section 5.1(b), more than one counsel (in addition to any local counsel) for DST, in each case in connection with any one action or separate but similar or related actions or proceedings. The indemnifying party will not, without the prior written consent of each indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit, investigation or proceeding in respect of which indemnification may be sought hereunder (whether or not such indemnified party or any Person who controls such indemnified party is a party to such claim, action, suit, investigation or proceeding). Whether or not the defense of any claim or action is assumed by the indemnifying party, such indemnifying party will not be subject to any liability for any settlement made without its consent, which consent will not be unreasonably withheld. Notwithstanding anything to the contrary set forth herein, and without limiting any of the rights set forth above, in any event any indemnified party will have the right to retain, at its own expense, counsel with respect to the defense of a claim.

     5.3 CONTRIBUTION. If the indemnification provided for in Section 5.1 is unavailable to hold harmless any indemnified party under such Section, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, liabilities and expenses referred to in Section 5.1 in such proportion as is appropriate to reflect the relative fault of such indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations, including the relative benefits received by each party from the offering of the securities covered by the relevant registration statement, the parties' relative knowledge and access to information concerning the matter with respect to which the relevant claim was asserted and the parties' relative opportunities to correct and prevent any relevant statement or omission. Without limiting the generality of the foregoing, the parties' relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to relevant information and opportunity to correct or prevent any such untrue statements or omission. In the event of an offering of Registrable Securities pursuant to an effective registration statement under this Agreement which is the subject of any loss, claim, damage, liability or expense, no participating Affiliate Stockholder would be required to contribute in excess of the amount of the net proceeds received by such Affiliate Stockholder in connection with the sale of Registrable Securities in such offering. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 5.3 were to be determined by pro rata or per capita allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the first and second sentences of this Section 5.3. The amount paid by an indemnified party as a result of the losses,claims,damages, labilities or expenses referred to in the first sentence of this Section 5.3 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending the relevant action or proceeding and shall be limited as provided in Section 5.2 if the indemnifying party has assumed the defense of the relevant action or proceeding in accordance with the provisions of Section 5.2. Promptly after receipt by an indemnified party under this Section 5.3 of notice of the commencement of any action or proceeding against such party in respect of which a claim for contribution may be made against an indemnifying party under this
Section 5.3, such indemnified party shall notify the indemnifying party in writing of the commencement thereof if the notice specified in Section 5.2 has not been given with respect to such action or proceeding; PROVIDED, HOWEVER, that the omission to so notify the indemnifying party shall not relieve the indemnifying party from any liability which it may otherwise have to any indemnified party under this Section 5.3, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of fraudulent misrepresentation.

     5.4 PERIODIC PAYMENTS. The indemnification required by this Article 5 shall be made by periodic payments of the amount thereof during the course of the relevant investigation or defense, as and when bills are received or expenses, loss, damage or liability is incurred.

                                    ARTICLE 6

                                  MISCELLANEOUS

     6.1 NO INCONSISTENT AGREEMENTS. DST and each of the Affiliate Stockholders represents and warrants that it is not currently a party to, and covenants that it will not hereafter enter into, any agreement which is inconsistent with, or would otherwise restrict the performance by it of, its obligations hereunder. DST also represents and warrants that no conflict exists between this Agreement and any other registration rights provided by it to others existing as of the date hereof.

     6.2 FORM S-3 ELIGIBILITY. DST hereby represents to each Affiliate Stockholder that it is currently eligible to use a registration statement on Form S-3 and it will use reasonable efforts to remain eligible to qualify for the use of a registration statement on Form S-3.

     6.3 SPECIFIC PERFORMANCE. In the event of a breach by any party to this Agreement of its obligations under this Agreement, any party injured by such breach, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The parties agree that the provisions of this Agreement shall be specifically enforceable, it being agreed by the parties that the remedy at law, including monetary damages, for breach of any such provision will be inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at law would be adequate is waived.

     6.4 ACTIONS TAKEN; AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement will be effective against DST or any Affiliate Stockholder, unless such modification, amendment or waiver is approved in writing by DST, and a majority in interest of the Affiliate Stockholders (based on the number of shares then owned by the Affiliate Stockholders). The failure of any party hereto to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     6.5 NON-ASSIGNABILITY OF REGISTRATION RIGHTS. The rights to cause DST, or its successors or assigns to register Registrable Securities pursuant to this Agreement are reserved solely for the use and benefit of the Affiliate Stockholders and may not be assigned or transferred by him to any other person, provided, however, that an Affiliate Stockholder may assign or transfer his rights hereunder to an entity or trust controlled by the Affiliate Stockholder, if such assignee or transferee agrees in writing to be bound by the terms of this Agreement.

     6.6 DELAY OF REGISTRATION. No Affiliate Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

     6.7 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view of making available to the Affiliate Stockholders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the Commission that may at any time permit an Affiliate Stockholder to sell securities of DST to the public without registration or pursuant to a registration on Form S-3, DST agrees to:

          (a) use reasonable efforts to make and keep public information available, as those terms are understood and defined in Commission Rule 144 at all times;

          (b) use reasonable efforts to file with the Commission in a timely manner all reports and other documents required of DST under the Securities Act and the Exchange Act; and

          (c) furnish to any Affiliate Stockholder so long as the Affiliate Stockholder owns any Registrable Securities, forthwith upon request: (i) a written statement by DST that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act or that it qualifies as a Registrant where securities may be resold pursuant to Form S-3 (at any time after it so qualifies); (ii) a copy of the most recent annual or quarterly report of DST and all other reports and documents filed by DST with the Commission; and (iii) such other non-confidential information as may be reasonably requested in availing any Affiliate Stockholder of any rule or regulation of the Commission which permits the selling of any such securities without registration.

     6.8 NOTICES. (a) All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered personally against written receipt or by facsimile transmission against facsimile confirmation or mailed (by registered or certified mail, postage prepaid, return receipt requested) or delivered by reputable overnight courier, fee prepaid, to the parties at the following addresses or facsimile numbers:

                 If to DST, to:

                      DST Systems, Inc.
                      333 West 11th Street, 5th Floor
                      Kansas City, Missouri 64105
                      Attn: President
                      Facsimile: (816) 435-8630

                      with a copy to:

                      Sonnenschein Nath & Rosenthal
                      4520 Main Street, Suite 1100
                      Kansas City, MO  64111
                      Attn:  John F. Marvin, Esq.

                      Facsimile:  (816) 531-7545


                 If to an Affiliate Stockholder, as specified in (b):

                      with a copy to (in the case of notice to George Argyros as an Affiliate Stockholder):

                      O'Melveny & Myers
                      610 Newport Center Drive, 17th Floor
                      Newport Beach, California 92660
                      Attention: J. Jay Herron, Esq.
                      Facsimile: (949) 823-6994

          (b) All such notices, requests and other communications will (w) if delivered personally to the address as provided in this Section 6.8 or, with respect to the Affiliate Stockholders, the addresses specified under their signatures hereto, be deemed given upon delivery, (x) if delivered by facsimile transmission to the facsimile number as provided in this Section or, with respect to the Affiliate Stockholders, the facsimile number specified under their signatures hereto, be deemed given upon receipt by the sender of confirmation of such transmission, and (y) if delivered by mail in the manner described above to the address as provided in this Section 6.8 upon the earlier of the third business day following mailing or upon receipt and (z) if delivered by overnight courier to the address as provided in this Section 6.8, be deemed given on the earlier of the first Business Day following the date sent by such overnight courier or upon receipt (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice is to be delivered pursuant to this Section 6.8). Any party hereto may from time to time change its address or other information for the purpose of notices to such party by giving notice specifying such change to the other parties hereto in accordance with Section 6.8(a).

     6.9 HEADINGS, CERTAIN CONVENTIONS. The headings of the various Articles and Sections of this Agreement are for convenience of reference only and shall not define, limit or otherwise affect any of the terms or provisions hereof. Unless the context otherwise expressly requires,all references herein to Articles, Sections and Exhibits are to Articles and Section of, and Exhibits to, this Agreement. the words "herein," "hereunder" and "hereof" and words of similar import refer to this Agreement as a whole and not to any particular Section or provision. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation".

     6.10 INVALID PROVISIONS. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provisions will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provisions as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

     6.11 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Delaware applicable to a contract executed and performed in such State and without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other that the State of Delaware.

     6.12 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

     6.13 ENTIRE AGREEMENT. This Agreement supersedes all prior discussions and agreements between the parties with respect to the subject matter hereof and contains the sole and entire agreement among the parties hereto with respect to the subject matter hereof.

     6.14 FIVE-YEAR TERM. This Agreement shall terminate and be of no further force and effect, except with respect to Article 5, on that date which shall be five years after the date hereof.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


DST                                 USCS

/s/Thomas A. McDonnell
------------------------------      -------------------------------------
Signature                           Signature

                                    /s/James C. Castle
------------------------------      -------------------------------------
Thomas A. McDonnell, Chief          James C. Castle, Chief
Executive Officer and Director      Executive Officer and Chairman of the

Affiliate Stockholder

/s/George L. Argyros
-----------------------------
Signature

/s/George L. Argyros, Sr.
-----------------------------
George L. Argyros, Sr.

949 So. Coast Drive, #600
-----------------------------
Address

Costa Mesa, CA  92626
-----------------------------

(714) 481-5055
-----------------------------
Facsimile Number


Affiliate Stockholder

/s/C. Randles Lintecum
-----------------------------
Signature

-----------------------------
C. Randles Lintecum



-----------------------------
Address

-----------------------------


-----------------------------
Facsimile Number


Affiliate Stockholder

/s/Michael F. McGrail
-----------------------------
Signature

-----------------------------
Michael F. McGrail



-----------------------------
Address

-----------------------------


-----------------------------
Facsimile Number


Affiliate Stockholder


-----------------------------
Signature

/s/Larry W. Wangberg
-----------------------------
Larry W. Wangberg


650 Townsend St.
-----------------------------
Address

San Francisco, CA  94103
-----------------------------

415-551-4916
-----------------------------
Facsimile Number


Affiliate Stockholder

/s/J. L. Hesburgh
-----------------------------
Signature

-----------------------------
James L. Hesburgh



-----------------------------
Address


-----------------------------


-----------------------------
Facsimile Number


Affiliate Stockholder


-----------------------------
Signature

/s/J W Clark
-----------------------------
John W. Clark



-----------------------------
Address


-----------------------------


-----------------------------
Facsimile Number


Affiliate Stockholder


-----------------------------
Signature

/s/T A Page
-----------------------------
Thomas A. Page



-----------------------------
Address


-----------------------------


-----------------------------
Facsimile Number


Affiliate Stockholder


-----------------------------
Signature

/s/C D Martin
-----------------------------
Charles D. Martin


5000 Birch Street, Suite 6200
-----------------------------
Address

Newport Beach, CA  92660
-----------------------------

949-833-3652
-----------------------------
Facsimile Number


Affiliate Stockholder

/s/D R Hesse
-----------------------------
Signature

-----------------------------
Daniel R. Hesse



-----------------------------
Address


-----------------------------


-----------------------------
Facsimile Number


Affiliate Stockholder

/s/Claudia D. Coleman
-----------------------------
Signature

Claudia D. Coleman
-----------------------------
Claudia D. Coleman


3680 Fair Oaks Blvd.
-----------------------------
Address

Sacramento, CA  93864
-----------------------------

(916) 636-5553
-----------------------------
Facsimile Number


Affiliate Stockholder

/s/Douglas L. Shurtleff
-----------------------------
Signature

-----------------------------
Douglas L. Shurtleff



-----------------------------
Address


-----------------------------


-----------------------------
Facsimile Number


Affiliate Stockholder

/s/James C. Castle
-----------------------------
Signature

-----------------------------
James C. Castle



-----------------------------
Address


-----------------------------


-----------------------------
Facsimile Number

                                    EXHIBIT A

                            USCS INTERNATIONAL, INC.
                                  STOCKHOLDERS

George L. Argyros, Sr.
Charles D. Martin
Daniel R. Hesse
Larry W. Wangberg
James L. Hesburgh
John W. Clark
Thomas A. Page
James C. Castle
C. Randles Lintecum
Michael F. McGrail
Douglas L. Shurtleff
Claudia D. Coleman